UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 18, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

Lenox Group Inc. (the “Company”) has commenced a voluntary consumer product recall of its “Covered Warmer with Rack,” sold under six different patterns. As of December 19, 2007, the Company had received eight complaints that the warmer causes excessive flaming, which could create a safety hazard. The Company estimates that approximately 18,000 units of this product have been sold to end-consumers. To date, there have been no claims of injury or property damage associated with the complaints. On December 18, 2007, the Company notified the U.S. Consumer Product Safety Commission (the “CPSC”) of its plan with respect to the recall. In addition, the Company has taken action to remove all affected products from distribution and is in the process of sending recall notices to known customers of this product and posting recall notices on its website and at retail establishments to reach other customers. The Company expects to reserve in the range of $450,000 to $650,000 to cover costs in connection with this recall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Fred Spivak
Fred Spivak
Chief Operating Officer and Chief Financial Officer

Date:   December 21, 2007